SUB-ITEM 77Q1(g)
A copy of the agreement and other documents relevant to the information sought in Sub-Item 77M are contained in the Registration Statement of Massachusetts
Investors Growth Stock Fund on Form N-14 (File No. 333-141147), as filed with the Securities and Exchange Commission via EDGAR on March 8, 2007, under Rule 488 under the Securities Act of 1933. Such documents are incorporated herein by reference.